CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia ETF Trust I of our reports dated December 20, 2024, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in Columbia ETF Trust I’s Certified Shareholder Reports on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Other Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

February 25, 2025

Appendix A

Fund Name

Columbia Select Technology ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Short Duration Bond ETF

Columbia U.S. Equity Income ETF

Columbia International Equity Income ETF

Columbia Diversified Fixed Income Allocation ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Value ETF